Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Verticalnet, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-30254, No. 333-30408, No. 333-34860, No. 333-109897, No. 333-112498, No. 333-119103, No. 333-121501, and No. 333-128348), in the registration statement on Form S-4 (No. 333-38170), and in the registration statements on Form S-8 (No. 333-34222, No. 333-46016, No. 333-72143, No. 333-76326, No. 333-89305, and No. 333-112705) of Verticalnet, Inc. of our report dated February 3, 2006, except as to Notes 2, 7, and 9, which are as of March 31, 2006, with respect to the consolidated balance sheets of Verticalnet, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, cash flows, shareholders’ equity, and comprehensive loss for each of the years in the three-year period ended December 31, 2005, and the related financial statement schedule, which report appears in the December 31, 2005 annual report on Form 10-K of Verticalnet, Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania

March 31, 2006